Exhibit 10.4

THE WARRANTS AND UNDERLYING SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Class S Series 1 Warrant
Issue Date: January 10, 2008

WARRANT TO PURCHASE ___________ SHARES
CURRENT TECHNOLOGY CORPORATION
WARRANT AGREEMENT AND CERTIFICATE

This certifies that, for value received, MSGI Security Solutions, Inc., 575 Madison Avenue, New York, NY, USA 10022, the registered holder hereof (the "Warrantholder") is entitled to purchase from Current Technology Corporation (the "Company"), with its principal office located at Suite 1430, 800 West Pender Street, Vancouver, BC, Canada V6C 2V6, at any time before 5:00 P.M., Pacific Time on January 9, 2013 (the "Termination Date") at the purchase price of $0.15 per share (the "Exercise Price"), the number of Shares of the Company's no par value Common Stock (the "Shares") set forth above. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in Section 4 below.

Section 1. Transfer or Exchange of Warrant.

1.1 The Company shall be entitled to treat the registered owner of any Warrant (the "War-rantholder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fidu-ciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to gross negligence or bad faith.

1.2 This Warrant may not be sold, transferred, assigned or hypothecated except pursuant to all applicable federal and state securities laws.

1.3 A Warrant shall be transferable only on the books of the Company upon delivery of this Warrant Certificate duly endorsed by the Warrantholder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any regis-tration of transfer, the Company shall deliver a new Warrant Certificate to the persons entitled thereto.

Section 2. Term of Warrants; Exercise of Warrants.

2.1 Subject to the terms of this Agreement and Certificate, the Warrant-holder shall have the right, which may be exercised commencing upon issuance and ending at 5:00 p.m. Pacific Time on the Termination Date, to purchase from the Company the number of Shares which the Warrantholder may at that time be entitled to purchase on exercise of this Warrant.

2.2 A Warrant shall be exercised by surrender to the Com-pany, at its principal office, of this Certificate evi-dencing the Warrant to be exercised, together with the form of election to purchase attached hereto duly filled in and signed, and payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrant is then exercised. Payment of the aggregate Exer-cise Price shall be made in cash or certified funds.

2.3 Subject to Section 5 hereof, upon surrender of a Warrant Certificate and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be de-livered with all reasonable dispatch to or upon the written order of the Warrantholder exercising such Warrant and in such name or names as such Warrantholder may designate, certificates for the number of Shares so purchased upon the exercise of such Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares- as of the date of receipt by the Company of such Warrant Certificate- and payment of the Exercise Price. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrantholders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised to purchase less than all of the Shares purchasable on such exer-cise at any time prior to the Termination Date, a new Warrant Certificate evidencing the re-maining Warrant or Warrants will be issued.

2.4 The Warrantholder will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares upon the exercise of Warrants.

Section 3. Intentionally left blank.

Section 4. Adjustment of Exercise Price and Shares.

4.1 If there is any change in the number of shares of outstanding Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combina-tions or exchanges of such shares, the number of shares of Common Stock underlying the Warrants, and the exercise price per share of the outstanding Warrants, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminat-ed.

4.2 In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolida-tion of the Company with another corporation, the Board may provide that each Warrantholder shall have the right to exercise such Warrant (at its then current Exercise Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquida-tion, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation; or, in the alternative the Board may provide that the Warrants shall terminate as of a date fixed by the Board; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Warrantholder, who shall have the right, during the period of 30 days preceding such termination, to exercise the Warrant as to all or any part of the shares of Common Stock covered thereby.

4.3 The preceding paragraph shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Not-with-standing the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that the holder of this Warrant shall have the right to exercise such Warrant solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassifica-tion, change, consolida-tion or merger by the holder of the number of shares of Common Stock for which such Warrant might have been exercised.

4.4 In the event of a change in the Common Stock of the Company as presently constituted into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Common Stock of the Company within the meaning of this agreement.

4.5 To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjust-ments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

4.6 Except as expressly provided herein, the Warrantholder shall have no rights by reason of any subdivi-sion or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Warrant. The grant of this Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganiza-tions or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

Section 5. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the holder of such Certificate, issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Certi-ficate, or in lieu of and substitution for the Certificate, lost, stolen or destroyed, a new Warrant Certificate of like tenor and repre-senting an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certi-ficate and indemnity, if requested, also satis-factory to the Company. An ap-plicant for such a substitute Warrant Certificate- shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 6. Reservation of Shares of Common Stock. There has been reserved, and the Company shall at all times keep reserved so long as any of the Warrants remain outstanding, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants and the underlying securities.

Section 7. No Fractional Shares. The Company shall not be required to issue fractional shares or scrip representing fractional shares upon the exercise of the Warrants. As to any final fraction of a Share which the Warrantholder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market price of a share of Common Stock on the business day preceding the day of exercise.

Section 8. Transfer and Exercise to Comply With the Securities Act of 1933.

8.1 The Warrants may not be exercised except in a transaction exempt from registration under the Act.

8.2 The Company shall cause the following legend to be set forth on each Warrant Certificate and certificates representing the Warrant Shares, unless counsel for the Company is of the opinion as to any such Certificates that such legend is unnecessary:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pur-suant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemp-tion from registration under the Act the availability of which is to be established to the satisfaction of the Com-pany.

Section 9. Notices. Any notice pursuant to this Agreement by the Company or by the Warrantholders shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested to the Company or the Warrantholder at the addresses set forth above. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 10. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholders shall bind and inure to the benefit of their respective successors and assigns.

Section 11. Applicable Law. This Warrant Agreement and Certificate and any replacement Certificate issued hereunder shall be governed by the laws of the State of Colorado.

DATED: January 10, 2008	CURRENT TECHNOLOGY CORPORATION

By:
Robert Kramer
Chief Executive Officer

PURCHASE FORM

Dated  _______________, ____

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to the extent of purchasing ________ Shares of CURRENT TECHNOLOGY CORPORATION and hereby makes payment of $0.15 per share in payment of the exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name

(please type or print in block letters)

Address

Signature

Dated: ___________________,______

ASSIGNMENT FORM

FOR VALUE RECEIVED, __________________________, hereby sells, assigns and transfers unto

Name

(please type or print in block letters)

Address

the right to purchase Shares of CURRENT TECHNOLOGY CORPORATION represented by this Warrant Certificate to the extent of _______ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint CURRENT TECHNOLGY CORPORATION to transfer the same on the books of the Company with full power of substitution in the premises.

Signature

Dated: ___________________,______

Notice: the signature of this assignment must correspond with the name as it appears upon the face of this Warrant Cert-ifi-cate in every particular, with-out alteration or enlargement or any change whatever.